(Executive Officer) #116180232 v1 EAGLE BANCORP, INC. 2021 EQUITY INCENTIVE PLAN STOCK OPTION GRANT NOTICE AND AWARD AGREEMENT Eagle Bancorp, Inc., a Maryland corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) a non-qualified stock option to purchase the number of Shares set forth below (the “Option”). The Option described in this Stock Option Grant Notice (the “Grant Notice”) is subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice and the Agreement will have the meanings defined in the Plan. Participant: [_________] Grant Date: [_________] Exercise Price Per Share: [_________] Total Number of Shares Subject to Option: [_________] Expiration Date: [_________] Vesting Schedule: Subject to the continued service of Participant with the Company through the applicable vesting date, the Option shall vest as follows: [ ] Notwithstanding the foregoing: (1) if, during the Participant’s continued service with the Company, the Participant dies or becomes Disabled, the unvested portion of the Option shall vest immediately upon such event; or (2) upon a Change in Control Termination, the unvested portion of the Option shall vest immediately. By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument. EAGLE BANCORP, INC.

A-2 #116180232 v1 _____________________________ Name: Title: PARTICIPANT _____________________________ Name:

(Executive Officer) A-1 #116180232 v1 EXHIBIT A TO STOCK OPTION GRANT NOTICE AWARD AGREEMENT 1. Award of Option. Effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the Option to purchase part or all of the aggregate number of Shares set forth in the Grant Notice, subject to the terms and conditions set forth in the Grant Notice, the Plan and this Agreement. 2. Term of Option. The Option may not be exercised later than the Expiration Date set forth in the Grant Notice, subject to earlier termination in accordance with the Plan and this Agreement. 3. Option Exercise Price. The exercise price per Share of the Option (the “Exercise Price”) is set forth in the Grant Notice. 4. Vesting and Exercise of Option. a. Vesting. The Option shall become vested and exercisable in such amounts and at such times as set forth in the Grant Notice. b. Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company). c. Effect of Termination of Service on the Option. Unless otherwise provided in the Grant Notice, if Participant’s service ceases for any reason, the termination or survival of the Option will be determined in accordance with Section 7 of the Plan. d. Definition of “Change in Control Termination.” A “Change in Control Termination” shall have the meaning ascribed to such term in Participant’s employment agreement, provided that it shall only apply to a termination that occurs on or within the 12 months following a Change in Control. In the event that Participant is not a party to an employment agreement with the Company or its Affiliate, or such agreement does not specifically define “Change in Control Termination,” then, for the purposes of the Grant Notice and this Agreement, such term shall mean that Participant is terminated by the Company without Cause on or within the 12 months following a Change in Control. e. Method of Exercise. Participant may exercise the Option by delivering a payment of the Exercise Price, any required tax withholding and written notice of exercise to the Company in accordance with Section 5(d) of the Plan. Such notice must also be accompanied by any further documents or instruments the Company deems necessary or desirable to carry out the purposes or intent of this Agreement. f. Partial Exercise. The Option may be exercised in whole or in part, provided, however, that any exercise may apply only with a whole number of Shares. g. Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. The Committee may from time to time impose additional conditions on the exercise of the Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement.

A-2 #116180232 v1 h. Rights as Stockholder. The Option will not confer upon Participant any of the rights or privileges of a stockholder in the Company unless and until Participant is issued Shares following Participant’s exercise of the Option. 5. Non-Transferability of Option. Except as may be permitted by the Committee in accordance with Section 14 of the Plan, the Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution. 6. Tax Consequences. Participant acknowledges that the Company has not advised Participant regarding Participant’s tax liability in connection with the Option. Participant acknowledges that Participant has reviewed with Participant’s own tax advisors the tax treatment of the Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard. 7. No Continuation of Service. Neither the Plan nor this Agreement will confer upon Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge Participant at any time, for any reason. 8. The Plan. Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan. Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Grant Notice or this Agreement. 9. Company Policies. Participant agrees, in consideration for the grant of the Restricted Stock, to be subject to any policies of the Company and its Affiliates regarding clawbacks, securities trading, and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard. 10. Entire Agreement. The Grant Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof. 11. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without Participant’s consent, if the amendment does not materially impair Participant’s rights hereunder or as otherwise permitted in Section 4(f), above. 12. Governing Law. This Agreement will be construed in accordance with the laws and judicial decisions of the State of Maryland, without regard to the application of the principles of conflicts of laws. 13. Headings. The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation. 14. Electronic Delivery of Documents. Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to the Option and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include,

A-3 #116180232 v1 without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to Participant a paper copy of any document also delivered to Participant electronically. The authorization described in this paragraph may be revoked by Participant at any time by written notice to the Company.